SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-12

Calavo Growers, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[x] No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                  Since 1924
The First Name in Avocados

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 19, 2004

To our Shareholders:

The 2004 annual meeting of shareholders of Calavo Growers, Inc. will be held at our corporate headquarters located at 2530 Red Hill Avenue, Santa Ana, California, 92705 on Monday, April 19, 2004, beginning at 1:00 p.m. local time. At the meeting, the holders of our outstanding common stock will act on the following matters:

     (1)  Election of eleven directors, each for a term of one year;

     (2)  Ratification of the appointment of our independent accountants for 2004; and

     (3)  Any other matters that properly come before the meeting.

All holders of record of shares of Calavo common stock at the close of business on February 23, 2004 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to shareholders and their guests. To accommodate the largest number of shareholders at the meeting, we request that you indicate your intent to attend by calling our offices at (949) 833-4203 by April 12, 2004. Admission to the meeting will be on a first-come, first-serve basis.

By order of the Board of Directors,

Lecil E. Cole
Chairman of the Board of Directors,
Chief Executive Officer and President

March 12, 2004
Santa Ana, California

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
ITEM 1 - ELECTION OF DIRECTORS
ITEM 2- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
OTHER MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND TRANSACTIONS
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PRINCIPAL AUDITOR FEES AND SERVICES
ADDITIONAL INFORMATION
APPENDIX A
APPENDIX B

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	5
ITEM 1 – ELECTION OF DIRECTORS	10
ITEM 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	12
OTHER MATTERS	12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	13
CERTAIN RELATIONSHIPS AND TRANSACTIONS	15
EXECUTIVE COMPENSATION	16
REPORT OF THE AUDIT COMMITTEE	21
PRINCIPAL AUDITOR FEES AND SERVICES	22
ADDITIONAL INFORMATION	24
APPENDIX A	A-1
APPENDIX B	B-1

                                                  Since 1924
The First Name in Avocados

2530 Red Hill Avenue Santa Ana, California 92705

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of shareholders of Calavo Growers, Inc. to be held on Monday, April 19, 2004, beginning at 1:00 p.m. local time, at our corporate headquarters located at 2530 Red Hill Avenue, Santa Ana, California, 92705 and at any postponements or adjournments thereof. This proxy statement and the accompanying proxy are being mailed to shareholders on or about March 12, 2004 in connection with the solicitation by the Board of Directors of proxies for use at the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

The Board of Directors (the “Board”) of Calavo Growers, Inc. (“Calavo,” “our,” “us” or “we”), a California corporation, is providing these proxy materials for you in connection with our annual meeting of the shareholders, which will take place on April 19, 2004. As a shareholder, you are invited to attend the annual meeting and are entitled to, and requested to, vote on the items of business described in this proxy statement.

What information is contained in this proxy statement?

The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, and certain other required information.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors and ratification of our independent accountants. In addition, management will report on our performance during fiscal 2003 and respond to questions from shareholders.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on February 23, 2004, the record date for the meeting, are entitled to receive notice of, and to participate in, the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of our common stock?

For all matters, other than the vote for director candidates, each outstanding share of our common stock will be entitled to one vote on each matter. Each holder of our common stock, when voting for director candidates, will be entitled to cast votes equal to the number of votes his or her shares are normally entitled to, multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single director candidate, or may distribute them among some or all of the director candidates as he or she sees fit. Unless marked otherwise, proxies will give the proxy holders discretionary authority to cumulate votes if they so choose in order to elect all or as many of such nominees as possible.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Please note that space limitations make it necessary to limit attendance to shareholders and their guests. To accommodate the largest number of shareholders at the meeting we request that you indicate your intent to attend by calling our offices at (949) 833-4203 by April 12, 2004. Admission to the meeting will be on a first-come, first-serve basis.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the common stock that are outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 13,506,833 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 6,753,417 votes will be required to establish a quorum.

Proxies received, but marked as abstentions, will be included in the calculation of the number of votes considered to be present at the meeting, but they will be treated as unvoted with respect to the matter or matters on which the abstentions are indicated.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted by applicable rules to exercise voting discretion with respect to some of the matters to be acted upon. If you do not give your broker or nominee specific voting instructions, your shares may not be voted on those matters and will not be counted in determining the number of votes necessary for approval. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot at the meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Many Calavo shareholders hold their shares through a broker, or other nominee, rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, U.S. Stock Transfer Corporation, you are considered, with respect to those shares, the shareholder of record, and we are sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account, or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting, unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee should provide voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	For election of the nominated slate of directors (see Item 1);

•	For ratification of the appointment of Deloitte & Touche LLP as our independent accountants for fiscal 2004 (see Item 2); and

•	With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at our 2005 shareholders’ meeting.

Shareholder Proposals: For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the written proposal must be received by our Corporate Secretary, at our principal executive offices, no later than November 15, 2004. If the date of next year’s annual meeting is moved more than 30 days before the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
Calavo Growers, Inc.
2530 Red Hill Avenue
Santa Ana, California 92705
Fax: (949) 660-4239

If notice of a shareholder proposal submitted outside the process of Rule 14a-8 is not received by our Corporate Secretary by January 26, 2005, the persons named in our proxy for the next annual meeting of shareholders will have discretionary authority to vote on the proposal in accordance with their best judgment.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board’s Nominating and Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above.

In addition, our bylaws permit a shareholder to nominate directors for election at an annual shareholders’ meeting, but only if the shareholder complies with the procedures that are set forth in the bylaws. Our bylaws state that the shareholder must deliver notice of the nomination to our Corporate Secretary not less than 30 days nor more than 120 days prior to the date of the meeting. The notice must set forth the information that is specified in the bylaws, including information about both the director candidate and the shareholder who has proposed the candidate.

Copy of Bylaw Provisions: You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for nominating director candidates.

How may I communicate with Calavo’s Board of Directors?

You may submit an e-mail to our Board at board@calavo.com. All directors have access to this e-mail address.

Who will bear the cost of soliciting votes for the annual meeting?

We are making this solicitation and will pay substantially all of the costs of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We have retained U.S. Stock Transfer Corporation to assist with the solicitation of proxies from the shareholders of record for a fee of approximately $10,000, plus expenses. We will also reimburse banks, brokers or other nominees for their costs of sending our proxy materials to beneficial owners. Directors, officers or other employees of ours may also solicit proxies from shareholders in person, by telephone, facsimile transmission or other electronic means of communication without additional compensation.

What vote is required to approve each item?

Election of Directors. The eleven director candidates receiving the highest number of affirmative votes will be elected.

Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting on the item will be required for approval, provided that the shares voting affirmatively must also constitute a majority of the required quorum for the meeting. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. We have adopted a code of ethics that applies to all of our directors, officers and employees. A copy of our code of ethics is posted on our Internet site at http://www.calavo.com.

Board and Committee Members’ Independence

The Board of Directors has determined that each of our current directors and nominees standing for election, except for Lecil E. Cole (our Chairman of the Board, Chief Executive Officer and President), is “independent” within the meaning of Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. (“Nasdaq”). Furthermore, the Board has determined that each member of the Audit Committee, Nominating and Governance Committee and Compensation Committee is independent within the meaning of Nasdaq Rule 4200(a)(15), and that each member of the Audit Committee is independent within the meaning of applicable regulations of the Securities and Exchange Commission regarding the independence of audit committee members.

Mr. Cole is our only director or director nominee who is, or has been, an officer or employee of Calavo. All of our directors, except Michael D. Hause, market avocados through us pursuant to marketing agreements that are identical to the marketing agreements that we have entered into with other growers. Director nominee George H. Barnes also markets avocados through us. Each current director (except for Mr. Hause) and Mr. Barnes markets avocados through an entity of which he or she is a controlling shareholder, a general partner, an executive officer or an employee.

Nasdaq’s Rule 4200(a)(15) states that a director or nominee will not be considered independent if, during the current year or any of the preceding three fiscal years, Calavo made “payments” in excess of $200,000 to an entity of which the director is a partner, a controlling shareholder or an executive officer.

The Board believes that six of the eleven director nominees named in this proxy statement clearly are independent under Nasdaq’s rules. The Board has determined that directors Ferrazzano, Sanders and Snider and new director nominee Barnes are independent because their marketing entities have not received over $200,000 in the current year or in any of the preceding three fiscal years. The Board has determined that director Hause is independent because he does not market avocados through us, and that director Hunt is independent because he is not a partner, a controlling shareholder or an executive officer of his employer, Embarcadero Ranch and Calicles Corporation.

Even though directors Keenan, Leavens, McFarlane and Van Der Kar are partners, controlling shareholders and/or executive officers of entities that receive more than $200,000 each year from Calavo, the Board believes that each director is nevertheless independent under Nasdaq’s Rule 4200(a)(15). The Board believes that Calavo does not make the types of “payments” to their entities that are intended to preclude a finding of director independence.

Because the Board recognizes that very few, if any, publicly held corporations are owned primarily by persons who use the corporation as a marketing vehicle for their products, the Board intends to request a written opinion from Nasdaq that confirms the Board’s conclusions regarding director independence that are summarized in the preceding paragraphs.

Board and Committee Composition

As of the date of this proxy statement, our Board has 10 directors. As permitted by our Bylaws, the Board has approved the expansion of the Board to include 11 directors effective upon the election of directors at the annual meeting. Therefore, the Board has recommended the election of the 11 director nominees who are identified in this proxy statement.

The Board has the following seven committees: (1) Executive, (2) Audit, (3) Finance, (4) Nominating and Governance, (5) Processed, (6) Grower Relations and (7) Compensation. The membership during the last fiscal year through the date of this proxy statement, and the function of each of the committees, are described below. During fiscal 2003, the Board held 12 meetings. Each director attended at least 75% of all Board and applicable Committee meetings. Directors are encouraged by the Board to attend annual meetings of Calavo shareholders, and all of our directors, except for Dorcas H. McFarlane, attended the 2003 annual meeting of shareholders.

Nominating
					and		Grower
	Executive	Audit		Finance	Governance	Processed	Relations	Compensation
Director	Committee	Committee		Committee	Committee	Committee	Committee	Committee

Lecil E. Cole	**							(*	)
Michael D. Hause		***			*			*
Donald M. Sanders				*			*
Fred J. Ferrazzano		*		*	*	*		*
Roy V. Keenan	*	(*	)	**	**	*		**
Alva V. Snider	*	*		*			*	*
Scott Van Der Kar	*					*	*	(*	)
J. Link Leavens	*	(*	)	*		**		(*	)
Dorcas H. McFarlane							**	(*	)
John M. Hunt		*		*	*	*		*
Number of meetings in fiscal 2003	0	6		6	0(1)	1	1	2

* Member.

(*) Former member

** Chair.

*** Chair effective February 2004.

(1) The Nominating and Governance Committee was formed in December 2003.

Executive Committee. The Executive Committee exercises the authority of the Board of Directors when the Board is not in session, as permitted by law and by policy.

Audit Committee. The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our independent auditors, and risk assessment and risk management. Additionally, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement, annually reviews the Audit Committee charter, appoints, evaluates and determines the compensation of our independent auditors; reviews and approves the scope of the annual audit, the audit fee and the financial statements, and reviews our internal controls and procedures. The Audit Committee works closely with management, as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Calavo for, outside legal, accounting or other advisors, as the Audit Committee deems necessary, to carry out its duties.

The Board of Directors has determined that Michael D. Hause is an “audit committee financial expert” and is “independent,” as defined under applicable SEC and Nasdaq rules. The Board’s affirmative determination was based, among other things, upon (1) Mr. Hause’s extensive experience as President and Chief Executive Officer of Santa Clara Valley Bank N. A. where he actively supervises a principal financial officer, and (2) Mr. Hause’s status and experience as a former Certified Internal Auditor and former member of the Institute of Internal Auditors. Mr. Hause also served for eight years as the Director of Internal Audit for an $800 million financial service company.

The report of the Audit Committee of the Board of Directors is included in the proxy statement on page 21. The charter of the Audit Committee is attached to this proxy statement as Appendix A and is also on our website at http://www.calavo.com.

Finance Committee. The Finance Committee provides review or oversight regarding significant treasury matters, such as capital structure, derivative policy, global liquidity, fixed income investments, borrowings, currency exposure, dividend policy, share issuance and repurchase, capital spending, investments, acquisitions, loans and risk management identification and coverage.

Nominating and Governance Committee. The Nominating and Governance Committee assists the Board in identifying qualified individuals to become directors of Calavo, selects the director nominees for each annual meeting of shareholders, (or recommends director nominees for the Board’s selection), oversees a periodic evaluation of the Board and management, and develops and recommends to the Board a set of corporate governance principles.

The charter of the Nominating and Governance Committee is attached to this proxy statement as Appendix B and is also on our website at http://www.calavo.com.

Compensation Committee. The Compensation Committee is charged with reviewing our general compensation strategy and program; establishing salaries and awarding bonuses for executive officers (or recommending such salaries and bonuses to the Board for approval); reviewing benefit programs, including pensions; and reviewing, approving, recommending and administering incentive compensation for executive officers and other employees.

Grower Relations Committee. The Grower Relations Committee reviews grower issues.

Processed Committee. The Processed Committee reviews the results and planning for our processed products business segment.

Consideration of Director Nominees

Shareholder nominees

The Nominating and Governance Committee will consider shareholder nominations for candidates for membership on the Board. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board. Any shareholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary Calavo Growers, Inc. 2530 Red Hill Avenue Santa Ana, CA 92705

In addition, our bylaws permit shareholders to nominate directors for consideration at an annual shareholder meeting. For a description of the process for nominating directors in accordance with our bylaws, see “Questions and Answers about the Proxy Materials and the Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?” on page 3.

Director Qualifications

The Nominating and Governance Committee believes that members of the Board should have the highest professional and personal ethics and values, consistent with longstanding Calavo values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Director

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee will periodically assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers shareholder nominations for candidates for the Board. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee will also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

Ten of the eleven director nominees identified in this proxy statement currently serve as directors of Calavo. Our Chief Executive Officer recommended to the Nominating and Governance Committee the eleventh nominee, George H. Barnes. The Nominating and Governance Committee nominated Mr. Barnes for directorship.

DIRECTOR COMPENSATION

Base Compensation. Each director receives a fee of $1,000 per Board meeting attended and $500 per Committee meeting attended plus a mileage reimbursement of $0.365 per mile

Options. In December 2003, our Board of Directors approved the issuance of options to acquire a total of 50,000 shares of our common stock to two members of our Board of Directors. Each option to acquire 25,000 shares vests in substantially equal installments over a 3-year period, has an exercise price of $7.00 per share and has a term of 5 years from the grant date. The market price of our common stock at the grant date was $10.01.

The number of shares covered by each option grant is as follows:

Number of
shares covered
Director	by each option

Donald M. Sanders	25,000
Michael D. Hause	25,000

No new options have been granted since December 2003.

ITEM 1 - ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the 2004 annual meeting of shareholders. The Board of Directors proposes that the following 11 nominees, all but one of whom are currently serving as directors, be elected for a new term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The director nominees standing for election are:

Lecil E. Cole	Director since 1982

Mr. Cole, age 63, has served as our Chairman of the Board of Directors, Chief Executive Officer and President since February 1999. He served as an executive of Safeway Stores from 1964 to 1976 and as the Chairman of Central Coast Federal Land Bank from 1986 to 1996. Mr. Cole has served as the Chairman and President of Hawaiian Sweet Inc. and Tropical Hawaiian Products, Inc. since 1996. Mr. Cole farms a total of 4,430 acres in California and Hawaii on which avocados, papayas and cattle are produced and raised.

George H. Barnes	New Board Nominee

Mr. Barnes, age 71, has owned and operated avocado groves since 1988 and has served as a member of the California Avocado Commission for eight years. Mr. Barnes is currently serving a two-year term as a member of the Hass Avocado Board. Mr. Barnes was a director of Calavo from 2000 through 2002.

Michael D. Hause	Director since 2003

Mr. Hause, age 50, has served as President and Chief Executive Officer of Santa Clara Valley Bank N.A since October 2001. Prior to October 2001, Mr. Hause served as Senior Vice President of Farm Credit – West (previously Central Coast Farm Credit) in the capacity of Director of Internal Audit for a period of 8 years. Mr. Hause is a former Certified Internal Auditor and a former member of the Institute of Internal Auditors.

Donald M. Sanders	Director since 2002

Mr. Sanders, age 56, has served as President and Owner of S&S Grove Management Services, Inc. since 1991. In addition, Mr. Sanders has ownership interests in S&S Ranch and Rancho Santo Tomas which include an aggregate of 134 acres of avocado orchards.

Fred J. Ferrazzano	Director since 1985

Mr. Ferrazzano, age 70, has served as the President and Chief Executive Officer of Ferrazzano Farms, Inc. since 1973 and has owned and operated avocado groves since 1973. He is the President and Chief Executive Officer of Westbridge Estates, Inc., a residential homes developer, and has served in such capacity since 1989. He has served in excess of five years as Chairman, President, and Chief Executive Officer of the Conservative Order of Good Guys, a political action committee. Mr. Ferrazzano is a retired Commander in the United States Navy.

Roy V. Keenan	Director since 1993

Mr. Keenan, age 68, has owned and operated an avocado, citrus and commercial flower grove totaling between 50 to 120 acres since 1981. He is a retired Vice President of a building contractor firm.

Alva V. Snider	Director since 1987

Mr. Snider, age 87, has owned and managed a seven-acre avocado and specialty crop grove since 1968 and is a former director of the California Avocado Commission. He is a retired manager of Shell Chemical Corp.

Scott Van Der Kar	Director since 1994

Mr. Van Der Kar, age 49, has served as a manager of his family’s farm, Pinehill Ranch, since 1978. The Van Der Kar family farms approximately 100 acres of avocados and has been a Calavo member since 1959. He is a current member of the boards of the California Chermoya Association and the Santa Barbara County Workforce Investment Board, and is a former director of the Santa Barbara County Farm Bureau.

J. Link Leavens	Director since 1987

Mr. Leavens, age 52, is general manager of Leavens Ranches, a family partnership that farms 1,000 acres of lemons and avocados. He has served as the President of the Ventura County Resource Conservation District since 2001 and as a member of the Ventura County Agricultural Land Trust since 1992. Mr. Leavens is a former President of the Ventura County Farm Bureau.

Dorcas H. McFarlane	Director since 1986

Ms. McFarlane, age 72, owns and operates the J.K. Thille Ranches, a 280-acre farm on which avocados, lemons and vegetables have been grown since 1972. She is a former member of the board of the Saticoy Lemon Association, and a current member of the boards of the Agricultural Issues Center and the Agricultural Council of California.

John M. Hunt	Director since 1993

Mr. Hunt, age 47, has served as the General Manager of Embarcadero Ranch since 1982 where he manages a 400-acre avocado and citrus ranch.

ITEM 2- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

We have appointed Deloitte & Touche LLP as our independent accountants for the fiscal year ending October 31, 2004. Deloitte & Touche LLP has served as our independent accountants since 1986. Services provided to us by Deloitte & Touche LLP in fiscal 2003 included the audit of our consolidated financial statements, limited reviews of interim financial statements included in our quarterly reports, statutory audits of foreign subsidiaries, audits of benefit plans, services related to filings with the Securities and Exchange Commission and consultations on various tax and accounting matters. See “Principal Auditor Fees and Services” on page 22.

Representatives of Deloitte & Touche LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The Board of Directors recommends that shareholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent accountants for fiscal 2004.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on a review of filings with the Securities and Exchange Commission, we are unaware of any holders of more than 5% of the outstanding shares of our common stock as of February 1, 2004, except for Mr. Lecil E. Cole, our Chairman of the Board of Directors, President, and Chief Executive Officer. Mr. Cole beneficially owns 1,548,444 shares of our common stock, or, approximately 11.4% of the shares of our outstanding common stock.

The following table shows the amount of common stock beneficially owned (unless otherwise indicated) by our directors, director nominees, executive officers identified in the Summary Compensation Table, any persons who own more than 5% of our common stock, and all of our directors and executive officers as a group. Except as otherwise indicated, all information is as of February 1, 2004.

	Shares of Common	Percent of Common
	Stock Beneficially	Stock Beneficially
	Owned as of	Owned as of
Name of Beneficial Owner (1)	February 1, 2004	February 1, 2004

Lecil E. Cole	1,548,444	11.4%
Fred J. Ferrazzano(2)	250,151	1.8
Roy V. Keenan(3)	567,900	4.2
Alva V. Snider(4)	113,328	*
Scott Van Der Kar(5)	161,306	1.2
J. Link Leavens(6)	462,841	3.4
Dorcas H. McFarlane	140,555	1.0
John M. Hunt(7)	105,000	*
Michael D. Hause	—	*
George H. Barnes(8)	30,000	*
Donald M. Sanders	28,821	*
Avi Crane	17,794	*
Robert J. Wedin	12,500	*
Gerald J. Watts(9)	200	*
Alan C. Ahmer	5,422	*
All directors and executive officers as a group (13 persons)	3,606,370	26.5

*	Less than 1.0%.

(1)	Each person’s address is the address of the Company, which is 2530 Red Hill Avenue, Santa Ana, CA 92705.

(2)	Includes 145,851 shares held by Mr. Ferrazzano as trustee in a family trust, 57,574 shares held by Mr. Ferrazzano as trustee in an individual retirement account and 46,726 shares in an individual retirement account with respect to Mr. Ferrazzano’s wife as the trustee.

(3)	Includes 59,046 shares held by Mr. Keenan in a trust with respect to which Mr. Keenan’s wife is a trustee; 227,431 shares of common stock held in a profit sharing plan with respect to which Mr. Keenan is a trustee; and 189,428 shares held in a family trust with respect to which Mr. Keenan is a trustee.

(4)	Includes 113,328 shares held by Mr. Snider as trustee in a family trust.

(5)	Includes 161,306 shares held by Mr. Van Der Kar as trustee in multiple family trusts.

(6)	Includes 306,409 shares held by Mr. Leavens that are owned of record by partnerships of which Mr. Leavens is a partner.

(7)	Represents 105,000 shares that may be acquired upon the exercise of outstanding stock options within 60 days after February 1, 2004.

(8)	Includes 16,000 shares held in a family trust with respect to which Mr. Barnes is co-trustee with his wife.

(9)	Mr. Watts ceased his employment with Calavo in October 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. We believe that, during fiscal 2003, our directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements, with the following exception. One late Form 4 report was filed by Gerald J. Watts on September 25, 2003 to report the disposition of 13,000 shares. In making this statement, we have relied upon our examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to us and the written representations of our directors, executive officers and 10% shareholders.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

We sell papayas procured from an entity owned by our Chairman of our Board of Directors and Chief Executive Officer. Sales of such papayas amounted to approximately $2,920,000 for the year ended October 31, 2003, resulting in gross margins of approximately $281,000. Included in trade accounts payable and accrued liabilities are approximately $296,000 at October 31, 2003 due to this entity.

Eight of our ten directors are controlling shareholders, partners, and/or executive officers of entities that market avocados through us pursuant to marketing agreements that are identical to the marketing agreements that we have entered into with other growers. Director nominee George H. Barnes also markets avocados through us. During the fiscal year ended October 31, 2003, we paid the following amounts to each of these eight directors and Mr. Barnes, including to any entity owned or controlled by the director, with respect to avocados marketed through us:

Amounts paid to
director or controlled
entity pursuant to
Director	marketing agreements

Lecil E. Cole	$1,121,122
Donald M. Sanders	43,060
Fred J. Ferrazzano	959
Roy V. Keenan	379,956
Alva V. Snider	8,619
Scott Van Der Kar	1,319,524
J. Link Leavens	1,369,973
Dorcas H. McFarlane	239,509
George H. Barnes	47,101

Accounts payable to these Board members were $0.3 million as of October 31, 2003.

In January 2002, nine members of our Board of Directors executed full recourse promissory notes in connection with the exercise of stock options granted to them pursuant to our 2001 Stock Option Plan for Directors. As of January 31, 2004, the directors were indebted to us as follows:

Promissory notes executed by
directors in connection
Director	with stock option exercises

Lecil E. Cole	$1,224,325
Fred J. Ferrazzano	509,690
George H. Barnes	130,792
Alva V. Snider	516,291
J. Link Leavens	625,950

In March 2002, six of our executive officers executed full recourse promissory notes in connection with the purchase of shares of common stock pursuant to our 2001 Employee Stock Purchase Plan. As of January 31, 2004, two of our executive officers were indebted to us as follows:

Promissory notes
executed by officers in
connection
Director	with stock purchases

Lecil E. Cole	$555,843
Rob Wedin	69,476

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The following Report of the Compensation Committee and the Report of the Audit Committee and stock performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report, the Report of the Audit Committee or the performance graph by reference therein.

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2003.

What is our philosophy of executive officer compensation?

Our compensation program for executives consists of three key elements:

•	a base salary,

•	a performance-based annual bonus, and

•	a stock purchase plan whereby officers and employees can purchase our common stock.

Under this approach, compensation for these officers involves a high proportion of pay that is “at risk” - namely, the annual bonus. The variable annual bonus is also based, in significant part, on our performance. The stock purchase plan provides officers and employees the opportunity to purchase our stock at fair value. We believe that this three-part approach best serves our interests and those of our shareholders. Furthermore, we believe that this approach enables us to meet the requirements of the highly competitive environment in which we operate while ensuring that executive officers are compensated in a way that advances both the short and long-term interests of our shareholders.

Base Salary. Base salaries for our executive officers, other than the Chief Executive Officer, including any annual or other adjustments are determined by the Compensation Committee after receiving recommendations by the Chief Executive Officer and after taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position and the contribution and experience of the officer and the length of the officer’s service. Mr. Cole’s salary is independently reviewed and determined by the Committee in executive session.

Annual Bonus. Awards of annual bonuses to executive officers and employees are determined based on specific annual overall “performance targets” applicable to each executive officer and employee for performance periods of one or more years. Currently, the performance targets may be based on one or more of the following business criteria:

•	net income

•	net contribution by business segment

•	specific performance objectives

•	any combination of the above.

We establish annual performance targets for our executives and employees early within the fiscal year to ensure that actual performance relative to the target remains substantially uncertain.

Furthermore, the Committee authorizes the actual amount of each bonus and whether payment or vesting of all or a portion of a bonus will be made. The Committee may also exercise “negative discretion,” and reduce bonuses otherwise payable under the objective formula as a result of other subjective factors.

For fiscal 2003, the Committee approved an overall performance target based upon the achievement of a specified level of net income and/or additional financial targets based on net contribution by business segment. After the end of the fiscal year, the Committee determined that some of the 2003 targets had not been achieved and exercised its judgment in authorizing the payment of final bonuses to executive officers and other employees.

How is our Chief Executive Officer compensated?

As Chief Executive Officer, Mr. Cole’s compensation is reviewed and determined by the Committee in executive session. The Committee establishes Mr. Cole’s compensation by taking into account such factors as competitive industry salaries, an assessment of his contributions made during the preceding year, and his industry expertise. For fiscal 2003, Mr. Cole’s compensation included a $150,000 bonus as financial and other targets were significantly exceeded.

How are we addressing Internal Revenue Code limits on the deductibility of compensation?

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year.

None of our executive officers or employees has received compensation that exceeded the $1,000,000 limitation provided by Section 162(m).

Compensation Committee

Roy V. Keenan, Chairman
Michael D. Hause
Fred J. Ferrazzano
John M. Hunt
Alva V. Snider

Compensation Committee Interlocks and Insider Participation

The directors who served on our Compensation Committee during the year ended October 31, 2003 are listed on page 8 under “Board and Committee Composition.” With the exception of Mr. Cole, none of the members of the Board’s Compensation Committee during fiscal 2003 is or has been an officer or employee of the Company. Mr. Cole ceased being a member of the Compensation Committee effective February 2003. Mr. Cole’s compensation is reviewed and determined by the Compensation Committee without the presence of Mr. Cole.

Information about transactions between the Company and its directors is set forth under “Certain Relationships and Transactions.”

Summary Compensation Table

The following table sets forth information concerning total compensation for services rendered to us during the past three fiscal years that was earned by (1) our Chief Executive Officer, (2) all of our other executive officers who served in such capacities as of October 31, 2003 and whose salary and bonus for fiscal 2003 exceeded $100,000, and (3) one former executive officer who would have been one of our five most highly compensated executive officers for fiscal 2003 if his employment with us had not terminated prior to October 31, 2003. No stock options or stock appreciation rights were granted to, or exercised by, any of the following persons during fiscal 2003 and, as of October 31, 2003, none of such persons held any stock options or stock appreciation rights.

Summary Compensation Table

		Annual Compensation(1)
				All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(2)

Lecil E. Cole	2003	$272,538	$150,000	$17,451
Chairman, Chief Executive	2002	247,000	150,000	38,824
Officer and President	2001	240,000	—	19,600
Al Ahmer	2003	141,771	25,000	9,975
Vice President, Processed	2002	136,317	5,000	9,460
Sales	2001	131,076	6,963	9,063
Gerard J. Watts(3)	2003	145,382	—	21,380
Vice President, North	2002	145,932	173,099	9,942
America Operations	2001	140,322	8,703	8,419
Robert J. Wedin	2003	152,586	60,000	19,471
Vice President, Fresh	2002	146,715	60,000	10,175
Sales & Marketing	2001	141,069	8,703	8,464
Avi Crane	2003	144,849	15,000	19,833
Vice President, Calavo	2002	139,275	10,000	9,737
International	2001	133,914	6,962	8,838

(1)	In accordance with SEC regulations, this table does not include perquisites and other personal benefits valued at the lesser of $50,000 or 10% of the total salary and bonus reported for the named executive officer. Amounts reported under Annual Compensation include amounts deferred by the named executive officers under our 401(k) plan.

(2)	Amounts reported under All Other Compensation include 401(k) matching contributions, car allowances, and term life and long term disability insurance premiums paid for the benefit of the executive. For 2003, includes for Mr. Cole: $24,000 in director fees, $15,000 contributed to our 401(k) plan, $1,170 of term life insurance premiums paid, and $1,281 of long-term disability insurance premiums paid; for Mr. Ahmer: $8,571 contributed to our 401(k) plan, $702 of term life insurance premiums paid, and $702 of long-term disability insurance premiums paid; for Mr. Watts: $11,157 contributed to our 401(k) plan, $714 of term life insurance premiums paid, and $713 of long-term disability insurance premiums paid; for Mr. Wedin: $9,239 contributed to our 401(k) plan, $718 of term life insurance premiums paid, and $717 of long-term disability insurance premiums paid; and for Mr. Crane: $9,675 contributed to our 401(k) plan, $680 of term life insurance premiums paid, and $681 of long-term disability insurance premiums paid.

(3)	Mr. Watts terminated his employment with Calavo in October 2003.

Equity Compensation Plan Information

The following table sets forth information regarding our compensation plans (including individual compensation arrangements) under which shares of our common stock were authorized for issuance as of October 31, 2003:

	(a)	(b)	(c)

			Number of Securities
			Remaining Available for
	Number of Securities to be	Weighted-average	Future Issuance Under Equity
	Issued Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by shareholders (1)	—	$—	1,964,750
Equity compensation plans not approved by shareholders (2)	105,000	$5.00	1,820,610

Total	105,000	5.00	3,785,360

(1)	The only plan in this category is our 2001 Stock Purchase Plan for Officers and Employees.

(2)	The only plan in this category is our 2001 Stock Option Plan for Directors.

2001 Stock Option Plan for Directors

     Our 2001 Stock Option Plan for Directors provides for the grant to our directors of stock options that are not intended to qualify as incentive options under Section 422 of the Internal Revenue Code. Up to 3,150,000 shares of our common stock may be issued under the plan. That amount is subject to the plan’s anti-dilution adjustment provisions in the event of a stock split, reverse stock split, stock dividend, recapitalization, or similar transaction. As of January 31, 2004, we had issued 1,185,250 shares under the plan upon the exercise of options, and options to purchase 105,000 shares of common stock at an exercise price of $5.00 per share were outstanding.

     The plan is administered by our Board of Directors, although the board has discretion to appoint a committee to administer the plan. The plan administrator is responsible for selecting the directors who will receive options. Subject to the requirements imposed by the plan, the administrator is also responsible for determining the terms and conditions of each option award, including the number of shares subject to the option and the exercise price, expiration date, and vesting period of the option.

     Unless otherwise determined by the plan’s administrator, options granted under the plan are not transferable except by will or the laws of descent and distribution. Except as otherwise provided in a director’s option agreement, an option ceases to be exercisable one year after the termination of the director’s service with us.

     The purchase price of common stock acquired under the plan is payable by cash or check. In addition, the plan administrator has discretion to accept as payment for the stock (1) a secured or unsecured promissory note, if permitted by law, (2) shares of our common stock already owned by the director, (3) surrender of shares of our common stock then issuable upon exercise of the option, and (4) a “cashless” option exercise in accordance with applicable regulations of the Securities and Exchange Commission and the Federal Reserve Board.

     Except as otherwise determined by the plan administrator, in the event of a “corporate transaction,” all previously unexercised options will terminate immediately prior to the consummation of the corporate transaction. The plan administrator, in its discretion, may permit exercise of any options prior to their termination, even if the options would not otherwise have been exercisable, or provide that outstanding options will be assumed or an equivalent option substituted by a successor corporation. In general, a “corporate transaction” means (1) our liquidation or dissolution, (2) our merger or consolidation with or into another corporation as a result of which we are not the surviving corporation, (3) a sale of all or substantially all of our assets, or (4) a purchase or other acquisition of beneficial ownership of more than 50% of our outstanding capital stock by one person or more than one person acting in concert.

     The Board of Directors may at any time amend, suspend, or terminate the plan. With specified exceptions, no amendment, suspension, or termination of the plan may adversely affect outstanding options. No amendment, suspension, or termination of the plan requires shareholder approval unless such approval is required under applicable law or under the rules of the Nasdaq market system. Unless terminated earlier by the Board of Directors, the plan will terminate automatically in November 2011.

2001 Stock Purchase Plan for Officers and Employees

     Our 2001 Stock Purchase Plan for Officers and Employees provides for the grant to our officers and employees of awards that entitle them to purchase shares of our common stock. Up to 2,100,000 shares of our common stock may be issued under the plan. That amount is subject to the plan’s anti-dilution adjustment provisions in the event of a stock split, reverse stock split, stock dividend, recapitalization, or similar transaction. As of January 31, 2004, we had issued approximately 279,390 shares under the plan upon the exercise of awards at a price of $7.00 per share. There were no outstanding but unexercised awards as of that date.

     The plan is administered by our Board of Directors, although the board has discretion to appoint a committee to administer the plan. The plan administrator is responsible for selecting the officers and employees who will receive awards. Subject to the requirements imposed by the plan, the administrator is also responsible for determining the terms and conditions of each award, including the number of shares subject to the award and the purchase price of the shares that are subject to the award. The purchase price, however, may not be less than the fair market value of the common stock on the date of the award.

     Awards granted under the plan are not transferable except by will or the laws of descent and distribution. Except as otherwise determined by the plan administrator, an unexercised award will terminate upon the termination of an officer’s or employee’s employment. With respect to each award under the plan, the plan administrator will determine whether the purchase price is payable by (1) cash or check and/or (2) the officer’s or employee’s secured or unsecured promissory note, if permissible under the law.

     Except as otherwise determined by the plan administrator, in the event of a “corporate transaction,” all unexercised awards will terminate immediately prior to the consummation of the corporate transaction. The plan administrator, in its discretion, may provide that outstanding awards will be assumed or an equivalent award substituted by a successor corporation. In general, a “corporate transaction” means (1) our liquidation or dissolution, (2) our merger or consolidation with or into another corporation as a result of which we are not the surviving corporation, or (3) a sale of all or substantially all of our assets.

     The Board of Directors may at any time amend, suspend, or terminate the plan. With specified exceptions, no amendment, suspension, or termination of the plan may adversely affect outstanding awards. No amendment, suspension, or termination of the plan requires shareholder approval unless such approval is required under applicable law or under the rules of the Nasdaq market system. Unless terminated earlier by the Board of Directors, the plan will terminate automatically in December 2011.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our independent auditors, and risk assessment and risk management. The Audit Committee manages our relationship with our independent auditors (who report directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receive appropriate funding from Calavo, as determined by the Audit Committee, for such advice and assistance.

Calavo’s management has primary responsibility for preparing Calavo’s financial statements and Calavo’s financial reporting process. Calavo’s independent auditors, Deloitte & Touche LLP, are responsible for expressing an opinion on the conformity of Calavo’s audited financial statements with accounting principles generally accepted in the United States.

     In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with Calavo’s management.

2.	The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

3.	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”) and has discussed with the independent auditors the independent auditors’ independence.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Calavo’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003, for filing with the Securities and Exchange Commission.

     The undersigned members of the Audit Committee have submitted this Report to the Board of Directors

Audit Committee

Michael D. Hause, Chairman
Fred J. Ferrazzano
Alva V. Snider
John M. Hunt

PRINCIPAL AUDITOR FEES AND SERVICES

     The Audit Committee has appointed Deloitte & Touche LLP as Calavo’s independent auditors for the fiscal year ending October 31, 2004. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by Calavo for Deloitte & Touche LLP

The following table shows the fees billed to us (in thousands) by Deloitte & Touche LLP for the audit and other services rendered by Deloitte & Touche LLP during fiscal 2003 and 2002.

	2003	2002

Audit Fees (1)	$307	$278
Audit-Related Fees (2)	36	23
Tax Fees (3)	155	154

Total	$498	$455

All audit related services, tax services and other services rendered by Deloitte & Touche LLP were pre-approved by the Audit Committee. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all services performed for us by Deloitte and Touche LLP. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Pursuant to this policy, the Board delegated such authority to the Chairman of the Audit Committee. All pre-approval decisions must be reported to the Audit Committee at its next meeting.

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Audit fees for fiscal 2002 include approximately $45,000 related to registration statements filed during such fiscal year.

(2)	Audit-related fees consisted primarily of accounting consultations and employee benefit plan audits.

(3)	For fiscal 2003 and 2002, tax fees principally included tax compliance fees of approximately $89,000 and $98,000 and tax advice and tax planning fees of approximately $66,000 and $56,000.

Comparison of Cumulative Total Returns

The following graph compares the performance of our common stock with the performance of the Nasdaq Market Index and the MG Food Producers Group Index (“MGFPGI”) for approximately the 19.5-month period beginning on March 22, 2002 and ending October 31, 2003. In making this comparison, we have assumed an investment of $100 in Calavo Growers, Inc. common stock, the Nasdaq Market Index, and the MGFPGI as of March 22, 2002, the first day that our common shares began trading on the OTC Bulletin Board. Since July 23, 2002, our shares have traded on the Nasdaq National Market. We have also assumed the reinvestment of all dividends.

ADDITIONAL INFORMATION

SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2003, OTHER THAN EXHIBITS TO SUCH REPORT, UPON WRITTEN OR ORAL REQUEST TO CALAVO GROWERS, INC., 2530 RED HILL AVENUE, SANTA ANA, CALIFORNIA 92705, TELEPHONE (949) 223-1111, ATTENTION ARTHUR J. BRUNO. WE WILL ALSO FURNISH TO SUCH PERSONS A COPY OF ANY EXHIBITS TO OUR ANNUAL REPORT ON FORM 10-K FOR A FEE OF $.20 PER PAGE, PAYABLE IN ADVANCE. THIS FEE COVERS ONLY OUR REASONABLE EXPENSES IN FURNISHING THE EXHIBITS.

APPENDIX A

CALAVO GROWERS, INC.

AUDIT COMMITTEE CHARTER

A.	Purpose of the Audit Committee

          The Audit Committee is a committee of the Board of Directors (the “Board”) of Calavo Growers, Inc. (the “Company”). The purpose of the Audit Committee is to represent and assist the Board in connection with the oversight of (1) the integrity of the Company’s financial statements and internal control over financial reporting, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditor, and (4) the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

          While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. The Company’s management is responsible for (1) the preparation, presentation and integrity of the Company’s financial statements and (2) the design, implementation and effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements.

B.	Audit Committee Membership

          The Board shall determine the size of the Audit Committee, provided that the Audit Committee shall consist of at least three members. The Board shall select the members of the Audit Committee, and the Board shall have the right and power to remove and replace Audit Committee members at any time and from time to time. Unless the Board selects a Chairperson, the members of the Audit Committee may designate a Chairperson by majority vote.

          Each member of the Audit Committee shall be a director of the Company who satisfies the independence, experience and financial literacy requirements of the Securities Exchange Act of 1934, the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the rules and regulations of the Nasdaq Stock Market, Inc. (“Nasdaq”). However, as permitted by Nasdaq’s “exceptional and limited circumstances” rule, the Board has discretion to appoint one Audit Committee member who is not independent under Nasdaq’s rules and regulations so long as such director satisfies the SEC’s independence test and does not serve as the Chairperson of the Audit Committee.

          At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the SEC’s rules and regulations and shall satisfy Nasdaq’s financial sophistication requirements.

C.	Meetings of the Audit Committee

          The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically in separate executive sessions with Company management and the Company’s independent auditor. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend any meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

D.	Authority and Responsibilities of the Audit Committee

          The Audit Committee shall:

          1.     Make reports and recommendations to the Board on a regular basis.

          2.     Have the authority, to the extent it deems necessary or appropriate, (a) to retain and to determine funding for independent legal, accounting or other advisers, (b) to obtain appropriate funding from the Company for such advisers and for the independent auditor, and (c) to conduct investigations into any matters that are within the scope of the Audit Committee’s responsibilities.

          3.     On an annual basis, review the adequacy of this Charter and recommend any required or appropriate changes to the Board.

          4.     Prepare the annual report of the Audit Committee that is required by the SEC’s rules to be included in the Company’s proxy statement.

          5.     Have direct responsibility for the appointment, replacement, compensation and oversight of the Company’s independent auditor, who shall report directly to the Audit Committee (subject, if applicable, to shareholder ratification of the selection of the independent auditor).

          6.     Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, and establish policies and procedures for the review and pre-approval of all such auditing services and permitted non-audit services, with exceptions for de minimis non-audit services under certain circumstances as permitted by law.

          7.     Obtain and review a written report from the independent auditor at least annually describing all relationships between the auditor and the Company consistent with Independence Standards Board Standard No 1. Discuss the report with the independent auditor.

          8.     Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence and including a review of all relationships between the independent auditor and the Company.

          9.     Review and evaluate the lead partner of the independent auditor team, ensure the rotation of the audit partners as required by law and establish policies for the hiring of employees and former employees of the independent auditor.

          10.     Meet with the independent auditor prior to the annual audit to discuss the scope, timing, cost and staffing of the audit, and discuss the results of the annual audit with the independent auditor.

          11.     Review and discuss with management and the independent auditor the Company’s annual financial statements, the disclosures relating to management’s discussion and analysis of financial condition and results of operations in the Annual Report on Form 10-K and any certification, report or opinion rendered by the independent auditor. Recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

          12.     Review and discuss with management and the independent auditor (a) the Company’s quarterly financial statements, and disclosures relating to management’s discussion and analysis of financial condition and results of operations, prior to the filing of each Quarterly Report on Form 10-Q, (b) the Company’s earnings releases prior to their dissemination, (c) any Company policies and practices with respect to the dissemination of earnings forecasts and earnings guidance, (d) any material financial or non-financial arrangements of the Company that do not appear in the Company’s financial statements, and (e) material pending legal proceedings and other material contingent liabilities.

          13.     Review with the independent auditor the auditor’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting. Discuss with management and the independent auditor, together and in separate executive sessions, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles and any issues as to the adequacy of the Company’s internal control over financial reporting.

          14.     Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of the activities or access to requested information and any significant disagreements between the independent auditor and management. Resolve any disagreements between the independent auditor and management regarding financial reporting.

          15.     Review and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.

          16.     Review and discuss reports from the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management such as any management letter or schedule of unadjusted differences.

          17.     Discuss with management and the independent auditor the effect of proposed and newly adopted rules, regulations and accounting principles relating to the Company’s financial statements.

          18.     Periodically review with management and the independent auditor the adequacy and effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting, including any significant deficiencies in those areas and including any recommendations offered by such persons for improvement.

          19.     Discuss with management and the independent auditor the Company’s principal financial risk exposures (including potential or pending litigation) and steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

          20.     Discuss with, or obtain reports from, management confirming that the Company is in compliance with applicable requirements relating to financial and accounting matters.

          21.     Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

          22.     Discuss with the Company’s counsel legal matters that may have a material impact on the Company’s financial statements.

          23.     Review and, if appropriate, approve all related party transactions with the Company, to the extent required by Nasdaq’s rules and regulations.

APPENDIX B

CALAVO GROWERS, INC.

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

A.	Purpose of the Committee.

          The Nominating and Governance Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Calavo Growers, Inc. (the “Company”). The purpose of the Committee is to (1) identify individuals who are qualified to become members of the Board, consistent with criteria approved by the Board, (2) select, or recommend for the Board’s selection, the director nominees for each annual meeting of shareholders, (3) develop and recommend to the Board a set of corporate governance principles applicable to the Company, (4) oversee the annual evaluation of the Board and Company management, and (5) perform such other actions within the scope of this Charter as the Committee deems necessary or advisable.

B.	Committee Membership.

          The Board shall determine the size of the Committee, provided that the Committee shall consist of at least three members. The Board shall select the members of the Committee, and the Board shall have the right and power to remove and replace Committee members at any time and from time to time. Unless the Board selects a Chairperson, the members of the Committee may designate a Chairperson by majority vote.

          Each member of the Committee shall be a director of the Company who satisfies any and all applicable independence requirements of the rules and regulations of the Nasdaq Stock Market, Inc. (“Nasdaq”) and of the Securities and Exchange Commission. However, as permitted by Nasdaq’s “exceptional and limited circumstances” rule, the Board has discretion to appoint one Committee member who is not independent under Nasdaq’s rules and regulations so long as such director (1) is not an officer or employee of the Company, (2) does not serve as the Chairperson of the Committee, and (3) does not serve on the Committee for more than two years.

C.	Meetings of the Committee.

          The Committee shall meet as often as it determines is necessary or appropriate. The provisions of the Company’s Bylaws that govern the conduct of Board committees shall govern the Committee. The Committee may adopt other procedural rules that are not inconsistent with the Bylaws.

D.	Authority and Responsibilities of the Committee.

          The Committee shall:

          1.     Evaluate the size and composition of the Board, develop criteria for Board membership, and evaluate the independence of existing and prospective directors.

          2.     Seek and evaluate qualified individuals to become new directors as needed. Establish procedures to review and recommend to the Board potential director nominees proposed by shareholders, and evaluate whether current Board members should be nominated for re-election.

          3.     Select, or recommend for the Board’s selection, the director nominees for each annual meeting of shareholders and director nominees to fill vacancies on the Board.

          4.     Evaluate the nature, structure and operations of other Board committees. Make recommendations to the Board as to the qualifications of members of the Board’s committees, committee member appointment and removal, and committee reporting to the Board.

          5.     Develop and recommend to the Board a set of corporate governance principles applicable to the Company. Monitor and reassess from time to time these corporate governance principles.

B-1

          6.     Take such actions as the Committee deems necessary or appropriate with respect to oversight of the annual evaluation of the Board and management.

          7.     Annually review the Committee’s own performance. Annually review the adequacy of this Charter, and recommend any proposed changes to the Board for approval.

          8.     Have the authority, to the extent the Committee deems necessary or appropriate, (a) to retain at the Company’s expense independent advisers to the Committee, and (b) to conduct investigations into any matters that are within the scope of the Committee’s responsibilities.

          9.     Have the authority, in the Committee’s discretion, to decide whether to retain at the Company’s expense a search firm to assist the Committee in identifying, screening and attracting director candidates.

          10.     Discuss with the Company’s counsel legal matters that may have a material impact on the Committee’s responsibilities described in this Charter. Have unrestricted access to the Company’s independent accountants, counsel, officers and employees for purposes related to the Committee’s activities under this Charter.

          11.     Provide regular reports to the Board regarding the Committee’s activities, recommendations and decisions.

          12.     Perform such other activities that are consistent with this Charter, the Company’s Bylaws, applicable law and Board directives as the Committee determines are required or appropriate in order to carry out its responsibilities.

B-2

CALAVO GROWERS, INC.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 19, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Lecil E. Cole and Roy V. Keenan, and each of them, as the attorneys, agents and proxies of the undersigned, with full power of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of Calavo Growers, Inc. to be held at Calavo Growers, Inc. corporate headquarters on Monday, April 19, 2004 at 1:00 p.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP. IF NO DIRECTION IS MADE, THE VOTING POWER GRANTED TO THE PROXIES INCLUDES THE POWER TO VOTE CUMULATIVELY IN THE ELECTION OF DIRECTORS IF DEEMED NECESSARY OR APPROPRIATE BY THE PROXIES.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

1.	ELECTION OF DIRECTORS	☐	FOR all nominees listed below (except to withhold authority to vote for any individual nominee or nominees, strike a line through the name(s) of the nominee(s) below.	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	* CUMULATIVE VOTING ELECTION

(INSTRUCTIONS: If you desire to allocate your votes to individual nominees on a cumulative basis, as explained in the accompanying Proxy Statement, mark the “CUMULATIVE VOTING ELECTION” box and indicate the number of votes that you would like to have cast FOR each nominee. The total of the votes you cast on this proxy may not exceed the number of shares you own times eleven. For example, if you own 100 shares, you are entitled to cast 1,100 votes for director nominees. However, if you have cast your proxy for either of the above two choices, do not complete this table.)

Director Nominee Name	Number of Votes

Lecil E. Cole		Votes FOR
George H. Barnes		Votes FOR
Michael D. Hause		Votes FOR
Donald M. Sanders		Votes FOR
Fred J. Ferrazzano		Votes FOR
Roy V. Keenan		Votes FOR
Alva V. Snider		Votes FOR
Scott Van Der Kar		Votes FOR
J. Link Leavens		Votes FOR
Dorcas H. McFarlane		Votes FOR
John M. Hunt		Votes FOR
Total Votes Cast:

2. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP as independent accountants of Calavo Growers, Inc. for the year ending October 31, 2004.	3. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof. The Board of Directors, at present, knows of no other business to be presented by or on behalf of Calavo Growers, Inc. or the Board of Directors at the meeting.

☐	FOR	☐	AGAINST	☐	ABSTAIN

I (WE) WILL	☐	WILL NOT	☐	ATTEND THE MEETING IN PERSON.

The undersigned hereby ratifies and confirms all that the attorneys and proxies, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

ADDRESS LABEL THIS SPACE MUST BE LEFT BLANK	Dated:		,2004
Signature

Signature

Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustee, etc., should give their full titles.